Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, par value of US$0.0001 per share, of 17 Education & Technology Group Inc., a Cayman Islands exempted company, and that this Agreement may be included as an exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 11, 2021.

Long Great Holdings Limited

By: Green Frontier Limited, its Director

By:	/s/ Gaw Ching Ying Carol
Name:	Gaw Ching Ying Carol
Title:	Director

Rosy Glow Holdings Limited

By: Green Frontier Limited, its Director

By:	/s/ Gaw Ching Ying Carol
Name:	Gaw Ching Ying Carol
Title:	Director

Best Belief (PTC) Limited, as trustee of The Best Belief Family Trust

By:	/s/ Xu Xiaoping
Name:	Xu Xiaoping
Title:	Director

And

By: Green Frontier Limited, its Director

By:	/s/ Gaw Ching Ying Carol
Name:	Gaw Ching Ying Carol
Title:	Director

Xu Xiaoping

/s/ Xu Xiaoping
Name:	Xu Xiaoping